NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES 2014 FIRST QUARTER RESULTS

NEW YORK, NEW YORK (April 9, 2014) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) reported today that it had 2014 first quarter total revenue from continuing operations of $5,059,000, a loss from continuing operations of ($1,098,000) and a basic and diluted loss from continuing operations per share of ($0.21) as compared to total revenue from continuing operations of $5,625,000, income from continuing operations of $1,684,000 and basic and diluted income from continuing operations per share of $0.33 for the 2013 first quarter. Griffin’s results from continuing operations reflect its real estate business, Griffin Land, LLC (“Griffin Land”).

Griffin reported a loss from discontinued operations of ($272,000) and a basic and diluted loss from discontinued operations per share of ($0.06) in the 2014 first quarter as compared to a loss from discontinued operations of ($374,000) and a basic and diluted loss from discontinued operations per share of ($0.08) in the 2013 first quarter. For the 2014 first quarter, Griffin reported a net loss of ($1,370,000) and a basic and diluted net loss per share of ($0.27) as compared to net income of $1,310,000 and basic and diluted net income per share of $0.25 in the 2013 first quarter.

Griffin’s results from discontinued operations reflect the growing operations of its landscape nursery business, Imperial Nurseries, Inc. (“Imperial”). Effective January 8, 2014, Griffin and Imperial completed a transaction with Monrovia Nursery Company (“Monrovia”), a private company grower of landscape nursery products, under which Imperial sold its inventory and certain other assets to Monrovia (the “Imperial Sale”). Griffin received cash of approximately $870,000 (subject to certain adjustments) and a note receivable for $4,250,000 to be paid in two installments: $2,750,000 on June 1, 2014 and $1,500,000 on June 1, 2015. Concurrent with the Imperial Sale, Griffin and Imperial entered into a long-term lease with Monrovia (the “Imperial Lease”) for most of the land, land improvements and other fixed assets (collectively the “Land and Improvements”) that were used by Imperial in its Connecticut growing operations. Monrovia also has an option to purchase all or certain portions of the leased Land and Improvements during the first 13 years of the lease period.

Griffin’s loss from continuing operations in the 2014 first quarter as compared to income from continuing operations in the 2013 first quarter principally reflects the inclusion in the 2013 first quarter of a pretax gain of $3,397,000 from the sale of Griffin’s investment in Shemin Nurseries Holding Corp. and an increase in Griffin’s operating loss in the 2014 first quarter as compared to the 2013 first quarter, principally reflecting a lower gain from property sales in the 2014 first quarter as compared to the 2013 first quarter. In the 2014 first quarter, Griffin Land recognized $69,000 of gain on the sale approximately 90 acres of undeveloped land in Windsor, Connecticut (the “Windsor Land Sale”) that closed in the 2013 fourth quarter. The land sold in the Windsor Land Sale is part of an approximately 268 acre parcel of undeveloped land that straddles the town line between Windsor and Bloomfield, Connecticut. Under the terms of the Windsor Land Sale, Griffin and the buyer will each construct roadways connecting the parcel sold with existing town roads. The roads to be built will also provide access to the remaining acreage in Griffin Land’s land parcel. The Windsor Land Sale is being accounted for using the percentage of completion method under which the total revenue of approximately $9,000,000 and the estimated total gain of approximately $6,700,000 are being recognized as total costs related to the Windsor Land Sale are incurred. In the 2013 first quarter Griffin recognized $741,000 of gain on the sale of approximately 93 acres of undeveloped land to Dollar Tree Distribution, Inc. (the “Dollar Tree Sale”) that closed in fiscal 2012. Under the terms of the Dollar Tree Sale, Griffin Land was required to construct a sewer line to service the property sold. The Dollar Tree Sale was also accounted for using the percentage of completion method.

In addition to the lower gain from property sales, Griffin Land incurred higher operating expenses of rental properties in the 2014 first quarter which more than offset an increase in rental revenue. The higher operating expenses were principally due to higher snow removal expenses as a result of more severe winter weather in 2014 than 2013. The increase in rental revenue reflects more space under lease in the 2014 first quarter than the 2013 first quarter and the start of rental revenue from the Imperial Lease. The increase in space being leased principally reflects the start, in the 2013 third quarter, of a full building lease for Griffin Land’s 228,000 square foot industrial building that was developed in the Lehigh Valley of Pennsylvania in fiscal 2012. The increase in rental revenue from that Lehigh Valley building was partially offset by a decrease in rental revenue as a result of leases in Griffin Land’s Connecticut properties that expired and were not renewed.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The forward-looking statements disclosed herein are based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin. Griffin’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various important factors, including those set forth in Item 1A under the heading “Risk Factors” of Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2013 filed with the Securities and Exchange Commission on February 13, 2014. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.

Griffin Land & Nurseries, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	First Quarter Ended,
	Feb. 28, 2014	Mar. 2, 2013

Rental revenue	$4,966	$4,741
Revenue from property sales	93	884
Total revenue	5,059	5,625

Operating expenses of rental properties	2,451	2,064
Depreciation and amortization expense	1,641	1,593
Costs related to property sales	24	143
General and administrative expenses	2,184	2,205
Total costs and expenses	6,300	6,005

Operating loss	(1,241)	(380)

Interest expense (1)	(904)	(978)
Gain on sale of common stock in Centaur Media plc	318	504
Investment income	47	-
Gain on sale of investment in Shemin Nurseries Holding Corp.	-	3,397
(Loss) income before taxes	(1,780)	2,543
Income tax benefit (provision)	682	(859)

(Loss) income from continuing operations	(1,098)	1,684

Discontinued operations, net of tax:
Loss from landscape nursery business, including loss on sale of assets of $31, net of tax, in the 2014 first quarter	(272)	(374)

Net (loss) income	$(1,370)	$1,310

Basic net (loss) income per common share:
(Loss) income from continuing operations	$(0.21)	$0.33
Loss from discontinued operations	(0.06)	(0.08)
Basic net (loss) income per common share	$(0.27)	$0.25

Diluted net (loss) income per common share:
(Loss) income from continuing operations	$(0.21)	$0.33
Loss from discontinued operations	(0.06)	(0.08)
Diluted net (loss) income per common share	$(0.27)	$0.25

Weighted average common shares outstanding
for computation of basic per share results	5,147	5,140

Weighted average common shares outstanding
for computation of diluted per share results	5,147	5,144

(1) Interest expense is primarily for mortgages on Griffin Land's rental properties.